Dryden High Yield Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               November 24, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Dryden High Yield
Fund, Inc.
          File Nos. 2-63394 and 811-2896

   On behalf of the Dryden High Yield Fund,
Inc. enclosed for filing under the Investment
Company Act of 1940 is one copy of the Rule
24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-
7503.



                                     Very
                         truly yours,
                               /s/  Grace C.
Torres
Grace C. Torres
Treasurer and Principal
                              Financial and
Accounting
                              Officer